UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2010

FIRST COMMUNITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	000-49736	23-2321079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two North Main Street, Mifflintown, Pennsylvania	17059
(Address of principal executive offices)	(Zip Code)

(717) 436-2144

(Registrant’s telephone number, including area code)

NONE

(Former name, address and fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2010 annual meeting of the shareholders of First Community Financial Corporation was held on April 13, 2010. Notice of the meeting was mailed to shareholders of record on or about March 17, 2010 together with proxy solicitation materials prepared in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

The annual meeting was held to elect two Class A Directors to serve for a 3-year term and until their successors are elected and qualified. There was no solicitation in opposition to the nominees of the Board of Directors for election to the Board of Directors and all such nominees were elected. The number of votes cast for or withheld, as well as the number of abstentions and broker non-votes, for each of the nominees for election to the Board of Directors as Class A Directors, were as follows:

Nominee	For	Withheld	Abstentions and Broker Non-Votes
John P. Henry, III	1,115,406	4,940.61	0
Frank L. Wright	1,115,406	4,940.61	0

The term of office of each of the following other directors continued after the meeting:

Class B Directors – Term expiring 2011

Nancy S. Bratton

Jody D. Graybill

David M. McMillen

Charles C. Saner

Class C Directors – Term expiring 2012

Samuel G. Kint

Roger Shallenberger

Lowell M. Shearer

David L. Swartz

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST COMMUNITY FINANCIAL CORPORATION
(Registrant)

Dated: April 14, 2010	/s/ Jody D. Graybill
Jody D. Graybill
President

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